                                                                    EXHIBIT 3(a)

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CAPITAL CITIES/ABC, INC.
               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

          WE, THE UNDERSIGNED, Ronald J. Doerfler and Philip
R. Farnsworth, being, respectively, Senior Vice President and Chief Financial Officer and Secretary of Capital Cities/ABC, Inc., hereby certify:
          FIRST:  The name of the Corporation is Capital Cities/
ABC, Inc. The name under which the Corporation was incorporated is Hudson Valley Broadcasting Company, Inc.
          SECOND: The Certificate of Incorporation was filed by the Department of State under the name Hudson Valley Broadcasting Company, Inc. on April 5, 1946.
          THIRD: The text of the Certificate of Incorporation, as heretofore amended, is hereby restated, without any amendment or change, to read as herein set forth in full:

               1.  The name of the Corporation is Capital Cities/ABC,
     Inc.

               2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without first obtaining the consent of such body.
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                                      -2-



               3.A.  Authorized Shares.  The aggregate number of shares which
                     -----------------
     the Corporation shall have authority to issue is 304,000,000 of which 4,000,000 shares shall be without par value and shall be designated Preferred Stock, and 300,000,000 shares shall be with a par value of $.10 per share and shall be designated Common Stock.

               B.  Preferred Stock.  Shares of Preferred Stock may
                   ---------------
     be issued from time to time in one or more series as may be determined from time to time by the Board of Directors. Except in respect of the particulars to be fixed by the Board of Directors as provided below, all shares of Preferred Stock shall be of equal rank. All shares in any one series of Preferred Stock shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. The Board of Directors shall have the authority to fix by resolutions, duly adopted prior to the issuance of any shares of a particular series of Preferred Stock designated by the Board of Directors, the voting rights, if any, of the holders of shares of such series and the designations, preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof.

               Without limiting the generality of the foregoing authority of the Board of Directors, the Board of Directors from time to time may:

               (a) establish and designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation or any series thereof;

               (b) fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares that shall constitute such series;

               (c) provide for dividends on shares of such series and, if provision is made for dividends, determine the dividend rate and the dates on which dividends, if declared,
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                                      -3-



     shall be payable, whether the dividends shall be cumulative and, if cumulative, for what date or dates dividends shall accrue, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

               (d) provide as to whether the shares of such series shall be redeemable, and if redeemable, the terms, limitations and restrictions with respect to such redemption, including without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the time or times and the price or prices at which the shares of such series shall be subject to redemption, in whole or in part, and the amount, if any, in addition to any accrued dividends thereon which the holders of shares of any series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

               (e) fix the amount, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary, and to determine any other rights, if any, to which holders of the shares of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation;

               (f) establish whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such funds shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (g) determine the extent of the voting rights, if any, of the shares of such series and determine whether the shares of such series having voting rights shall have multiple votes per share;
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               (h)  provide whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, including Common Stock, Preferred Stock or of any series thereof, and, if convertible or exchangeable, establish the conversion or exchange price or rate, the adjustment thereof, and the other terms and conditions, if any, on which such shares shall be convertible or exchangeable; and

               (i) provide for any other preferences, any relative participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

                         Shares of Preferred Stock may be issued by the Corpo-ration for such consideration as is determined by the Board of Directors.

               Series A Preferred Stock:

               Section 1.  Designation and Amount.  The shares
                           ----------------------
     of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               Section 2.  Dividends and Distributions.
                           ---------------------------

                    (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking on a parity with the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally
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                                      -5-



          available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph
          (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subse-
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                                      -6-



          quent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                       (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               Section 3.  Voting Rights.  The holders of shares of Series A
                           -------------
     Preferred Stock shall have the following voting rights:

                    (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification
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          or otherwise than by payment of a dividend in shares of Common Stock)
          into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                    (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                    Section 4.  Certain Restrictions.
                                                --------------------

                    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
          Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                 (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or
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                                      -8-



               upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                 (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5.  Reacquired Shares.  Any shares of Series A Preferred
                           -----------------
     Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized
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                                      -9-



     but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

               Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                           --------------------------------------
     liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
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                                      -10-



               Section 7.  Consolidation, Merger, etc.  In case the Corporation
                           ---------------------------
     shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8.  No Redemption.  The shares of Series A Preferred
                           -------------
     Stock shall not be redeemable.

               Section 9.  Amendment.  The Certificate of Incorporation of the
                           ---------
     Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          C.  Common Stock.  Subject to the preferential dividend rights
              ------------
     applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential
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                                      -11-



     amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Except as otherwise provided in paragraph B of this Article 3, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

          Shares of Common Stock may be issued by the Board of Directors for such consideration, having a value of not less than the par value thereof, as is determined by the Board of Directors.

          D.  Restrictions Upon Voting Rights of Aliens.  Any provisions herein
              -----------------------------------------
     to the contrary notwithstanding, except as otherwise provided by law, not more than twenty percent of the aggregate number of shares outstanding entitled to vote on any matter shall at any time be voted by or for the account of aliens or their representatives, or by or for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of a foreign country.

          The Board of Directors shall make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this paragraph D.

          E.  Transfer of Shares to Aliens.  Except as otherwise provided by
              ----------------------------
     law, not more than twenty percent of the aggregate number of shares of voting stock outstanding shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of a foreign country.

          Shares of stock shall be transferable on the books of the Corporation to aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries, or to any person holding for the account of aliens and their representatives, foreign governments and representatives
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                                      -12-



     thereof, and corporations organized under the laws of foreign countries, only, if after giving effect to such transfer, the aggregate number of shares of stock owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and cor-porations organized under the laws of foreign countries, would be not more than twenty percent of the number of shares of voting stock then outstanding.

          The Board of Directors shall make such rules and regulations as it shall deem necessary or appropriate to enforce the foregoing provisions of this paragraph E.

          4. Neither the holders of the shares of the Common Stock nor the holders of the shares of the Preferred Stock shall have preemptive rights to purchase any shares of stock of any class or any other securities of the Corporation.

          5. The office of the Corporation is to be located in the City of New York, County of New York, State of New York. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served on him is: 77 West 66th Street, New York, New York 10023-6298, Attention: Secretary.

          6. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

          7.  The duration of the Corporation shall be perpetual.

          8. The business and property of the Corporation shall be managed by a Board of not fewer than seven nor more than 21 directors who shall be elected by the shareholders, except as otherwise provided in the By-laws of the Corporation. Directors need not be shareholders.

          9. The Board of Directors of the Corporation shall have power by vote of the majority of the directors and without the assent of the shareholders to make, alter, amend and rescind the By-laws of the Corporation.

         10. No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director, except
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     in a case where a court of competent jurisdiction finds that the acts or omissions that are the subject of the cause of action were (1) taken in bad faith, or (2) involved intentional misconduct or a knowing violation of law, or (3) that the director personally obtained a financial profit or other advantage to which the director was not legally entitled, or (4) that the director's actions violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article 10 shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modifications.

          FOURTH: The manner in which the aforesaid restated Certificate of Incorporation was authorized was by at least a majority vote of the Board of Directors.
          IN WITNESS WHEREOF, we have signed this certificate on the 20th day of May, 1994 and we affirm the statements contained therein as true under penalties of perjury.


                              /S/ Ronald J. Doerfler
                              -------------------------------
                              Ronald J. Doerfler
                              Senior Vice President and
                              Chief Financial Officer


                              /S/ Philip R. Farnsworth
                              -------------------------------
                              Philip R. Farnsworth
                              Secretary